Exhibit 99.1

News Release

Mercury Systems Announces Pricing of Common Stock Offering;

Increases Offering Size

CHELMSFORD, Mass. – Jan. 26, 2017 – Mercury Systems, Inc. (NASDAQ: MRCY) (“Mercury” or the “Company”), today announced that it priced its previously announced underwritten public offering at $33.00 per share and increased the size of the offering to 6,000,000 shares of its common stock. The offering includes a 30-day option for the underwriters to purchase up to an additional 900,000 shares of common stock at the same per share price. The offering is expected to close on February 1, 2017, subject to customary conditions.

The Company intends to use the net proceeds of the offering for general corporate purposes, including future acquisitions, refinancing or repayment of debt, working capital, share repurchases or capital expenditures.

Citigroup Global Markets Inc., BofA Merrill Lynch and J.P. Morgan Securities LLC are acting as representatives of the underwriters for the common stock offering.

This offering is being made pursuant to an effective shelf registration statement previously filed with the U.S. Securities and Exchange Commission (“SEC”) on August 15, 2014, and a preliminary prospectus supplement filed with the SEC on January 24, 2017, copies of which may be obtained from Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or telephone: (800) 831-9146, BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department or email: dg.prospectus_requests@baml.com, or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or telephone: (866) 803-9204, or through the SEC’s website at www.sec.gov. A final prospectus supplement relating to the offering will also be filed with the SEC and, when available, may be obtained by contacting the parties above. Before you invest, you should read the prospectus in the registration statement and other documents Mercury has filed with the SEC for more complete information about Mercury and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Mercury, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities law jurisdiction.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300

Mercury Systems Announces Pricing of Common Stock Offering, Page 2

Mercury Systems – Innovation That Matters™

Mercury Systems (NASDAQ:MRCY) is a leading commercial provider of secure sensor and mission processing subsystems. Optimized for customer and mission success, Mercury’s solutions power a wide variety of critical defense and intelligence programs. Mercury is pioneering a next-generation defense electronics business model specifically designed to meet the industry’s current and emerging technology needs.

Forward-Looking Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the transactions described herein. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company’s products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control; and other risks that are described. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2016. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

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Contact:

Gerry Haines, CFO

Mercury Systems, Inc.

978-967-1990

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300